No: W01398289
Date: 10/15/2024

IOWA

SECRETARY OF STATE

490 DP-069546
ATHENE ANNUITY AND LIFE COMPANY

ACKNOWLEDGEMENT OF DOCUMENT FILED

The Secretary of State acknowledges receipt of the following document:

Articles of Merger

The document was filed on Oct 11 2024 4:12PM, to be effective as of Oct 11 2024 4:12PM.

The amount of $50.00 was received in full payment of the filing fee.

STATE OF IOWA 1838 1846 SEAL SECRETARY OF STATE

PAUL D. PATE SECRETARY OF STATE

Printed on Recycled Paper

69546-S

1136043 MERC$50.00 KATHY 2 10/14/24

ARTICLES OF MERGER

OF

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

AND

ATHENE ANNUITY AND LIFE COMPANY

Pursuant to the provisions of Sections 490.1104, 490.1105, 490.1106 and 490.1107 of the Iowa Business Corporation Act and Section 521.18 of the Iowa Insurance Code, the domestic life insurer and the foreign life insurer herein named do hereby adopt, execute and submit the following Articles of Merger:

1. Attached hereto as Annex A and made a part hereof is the Agreement and Plan of Merger (the "Agreement and Plan of Merger"), for merging (the "Merger") Athene Annuity & Life Assurance Company, a Delaware-domiciled corporation ("AADE"), with and into Athene Annuity and Life Company, an Iowa-domiciled profit corporation (the "Surviving Company"), as approved and adopted by the Board of Directors of the Surviving Company.

2. The Surviving Company shall continue its existence as the survivor of the Merger pursuant to the provisions of the Iowa Business Corporations Act and the Iowa Insurance Code.

3. The Articles of Incorporation of the Surviving Company in effect immediately prior to the effective time of these Articles of Merger will continue in effect as the Articles of Incorporation of the Surviving Company until thereafter further amended in accordance with the terms and provisions thereof and the laws of the State of Iowa.

4. With respect to the Surviving Company, the Agreement and Plan of Merger was duly approved by the sole shareholder of the Surviving Company.

5. With respect to AADE, the Agreement and Plan of Merger and the performanceof its terms have been duly authorized by all action required by the laws of the State of Delaware and by the organizational documents of AADE.

6. These Articles of Merger, and the Merger herein provided for, shall become effective on the date shown in the certificate of merger issued by the Iowa Insurance Division with respect to the Merger.

11

Executed on October 11, 2024.

ATHENE ANNUITY AND LIFE COMPANY

By: ______________________

Name: Blaine Doerrfeld________

Title:SVP, Sr. Counsel & Sec.____

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By: ______________________

Name: Mike Downing__________

Title:President & Chief Operating Officer

Annex A

Execution Version
Confidential

AGREEMENT AND PLAN OF MERGER
BETWEEN
ATHENE ANNUITY & LIFE ASSURANCE COMPANY
AND
ATHENE ANNUITY AND LIFE COMPANY

This Agreement and Plan of Merger (this "Agreement") is dated the 18th day of December 2023, by and between Athene Annuity & Life Assurance Company, an insurance company organized under the laws of the State of Delaware ("AADE") and Athene Annuity and Life Company, a life insurance company organized under the laws of the State of Iowa ("AAIA" and the "Surviving Company").

WHEREAS, AADE is duly organized, validly existing and in good standing under the laws of the State of Delaware with an authorized share capital consisting of 5,000 shares of common stock, par value $500 per share (the "AADE Common Stock"), of which 5,000 are issued and outstanding;

WHEREAS, AAIA is duly organized, validly existing and in good standing under the laws of the State of Iowa with an authorized share capital consisting of 10,000,000 shares of common stock, par value $1 per share (the "AAIA Common Stock"), of which 10,000,000 are issued and outstanding and all of which are owned by AADE;

WHEREAS, Sections 521.2 and 521.3 of the Iowa Insurance Code (the "Iowa Code") and Section 18 s 4930 of the Delaware Insurance Code (the "Delaware Code") authorize the merger of two or more stock insurance companies;

WHEREAS, the respective boards of directors and shareholders of AADE and AAIA deem it advisable to combine the operations of AADE and AAIA by merging AADE with and into AAIA; and

NOW THEREFORE, the parties hereto, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby agree upon and prescribe the terms and conditions of such merger and the mode of carrying it into effect, as follows:

ARTICLE I
MERGER AND SURVIVING COMPANY

1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions pertaining to (a) the merging of domestic insurance companies with foreign insurance companies set forth in the Iowa Code, and (b) the merging of domestic insurance companies with foreign insurance companies set forth in the Delaware Code, and upon (i) receipt of approval of the 1011(c) Merger Application from the California Department of Insurance and (ii) the filing of all required documents with, and receipt of approval from, the Iowa Insurance Division and the Delaware Department of Insurance, at the Effective Time, as defined in Section 4.1 below, AADE shall be merged with and into AAIA (the "Merger").

4887-1107-7502v.7

TREATMENT OF SHARES; MERGER CONSIDERATION

3.1. AAIA Common Stock. Each issued and outstanding share of AAIA Common Stock shall not be affected by the Merger, shall be outstanding and owned by Athene Annuity Re Ltd. at and after the Effective Time without any change and shall continue to represent the interests of the Surviving Company.

3.2. AADE Common Stock. At the Effective Time, all outstanding shares of AADE Common Stock shall be cancelled without consideration.

ARTICLE IV
EFFECTIVE TIME

4.1 Effective Time. The Merger shall become effective on the date shown in the certificate of merger issued by the Iowa Insurance Division with respect to the Merger (the "Effective Time").

ARTICLE V
MISCELLANEOUS

5.1. Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time before the Effective Time only by the mutual consent of the boards of directors of AADE and AAIA. Neither AADE nor AAIA shall have any liability to any other person by reason of the termination of this Agreement.

5.2 Governing Law. This Agreement will be construed, performed and enforced in accordance with the laws of the State of Iowa without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

5.3 Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by action taken by the respective boards of directors of AADE and AAIA and in the case of an interpretation, the actions of such boards of directors shall be binding.

5.4 Severability. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, (a) such holding shall not affect the validity and enforceability of the remainder of this Agreement, including any other provision, paragraph or subparagraph, and (b) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

5.5 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties and their respective affiliates, representatives and agents in respect of the subject matter hereof.

TREATMENT OF SHARES; MERGER CONSIDERATION

3.1. AAIA Common Stock. Each issued and outstanding share of AAIA Common Stock shall not be affected by the Merger, shall be outstanding and owned by Athene Annuity Re Ltd. at and after the Effective Time without any change and shall continue to represent the interests of the Surviving Company.

3.2. AADE Common Stock. At the Effective Time, all outstanding shares of AADE Common Stock shall be cancelled without consideration.

ARTICLE IV
EFFECTIVE TIME

4.1 Effective Time. The Merger shall become effective on the date shown in the certificate of merger issued by the Iowa Insurance Division with respect to the Merger (the "Effective Time").

ARTICLE V
MISCELLANEOUS

5.1. Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time before the Effective Time only by the mutual consent of the boards of directors of AADE and AAIA. Neither AADE nor AAIA shall have any liability to any other person by reason of the termination of this Agreement.

5.2 Governing Law. This Agreement will be construed, performed and enforced in accordance with the laws of the State of Iowa without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

5.3 Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by action taken by the respective boards of directors of AADE and AAIA and in the case of an interpretation, the actions of such boards of directors shall be binding.

5.4 Severability. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, (a) such holding shall not affect the validity and enforceability of the remainder of this Agreement, including any other provision, paragraph or subparagraph, and (b) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

5.5 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties and their respective affiliates, representatives and agents in respect of the subject matter hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors, assigns, receivers, liquidators, rehabilitators, conservators and supervisors, it not being the intent of the parties to create any third party beneficiaries, except as specifically provided in this Agreement.

5.7 Incontestability. In consideration of the mutual covenants and agreements contained herein, each party hereto does hereby agree that this Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each party does hereby agree that it shall not, directly or indirectly, contest the validity or enforceability hereof.

5.8 Execution in Counterpart. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each party may deliver its signed counterpart of this Agreement to the other parties by means of email or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

Athene Annuity & Life Assurance Company

By: ______________________

Name: Blaine Doerrfeld

Title: SVP, Senior Counsel and Secretary

Athene Annuity and Life Company

By: ______________________

Name: Mike Downing

Title: President & Chief Operating Officer

BEFORE THE INSURANCE COMMISSIONER AND THE ATTORNEY GENERAL OF THE STATE OF IOWA

In re the application of ATHENE HOLDING, LTD. for approval of a Plan of Merger of ATHENE ANNUITY & LIFE ASSURANCE COMPANY with ATHENE ANNUITY AND LIFE COMPANY	)))))))	FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER

Now therefore, the Commissioner of Insurance and the Iowa Attorney General (collectively the "Commission"), being fully advised in the premises, issue the following findings of fact, conclusions of law and order.

I. INTRODUCTION

Pursuant to Iowa Code sections 521.5 and 521.8 on August 20, 2024, the undersigned Commission heard an application for approval of a Plan of Merger between ATHENE ANNUITY & LIFE ASSURANCE COMPANY ("AADE"), a Delaware-domiciled life insurance company that is also a licensed life insurer in Iowa and ATHENE ANNUITY AND LIFE COMPANY ("AAIA"), an Iowa-domiciled life insurance company organized under Iowa Code chapter 508. The Application was filed by the Athene Holding Ltd. ("AHL") a Delaware corporation. AADE and AAIA are indirect wholly owned subsidiaries of AHL.

The Commission reviewed the Plan of Merger to be effective October 1, 2024. If the Plan of Merger is approved, AADE will merge with and into AAIA. Upon completion of the merger, AAIA will be the surviving corporation and AADE will cease to exist.

The Commission notes that AAIA is licensed and in good standing with the Iowa Insurance Division ("Division"), and has current financial statements on file with the Division. AADE is in good standing with the Delaware Department of Insurance.

II. JURISDICTION

The Commission has jurisdiction over this proceeding under Iowa Code sections 521.2, 521.3, 521.4, 521.5, and 521.8.

III. FINDINGS OF FACT

Iowa Code section 521.8 permits the Commission to approve the proposed Plan of Merger if it is satisfied that the interests of the affected policyholders are properly protected and no reasonable objection to the Plan of Merger exists.

The Plan of Merger provides that AADE will merge with and into AAIA on October 1, 2024. The merged entity will continue to do business as AAIA. All policies issued by AADE which are outstanding on the effective date of the Plan of Merger will be assumed by AAIA. AAIA will, post-merger, possess the combined assets, liabilities and obligations held by AADE and AAIA prior to merger. Upon completion of the Plan of Merger, AAIA will be the surviving corporation and AADE will be merged into it, thereby ceasing to exist.

AHL provided to the Commission the following exhibits: A) the Articles of Merger, including the Agreement and Plan of Merger; B) officer certificates of each of AADE and AAIA setting forth copies of the resolutions by the board of directors of AADE and AAIA and the sole shareholder of AADE and AAIA, approving the merger; C) form notices that will be provided to AADE's policyholders regarding the merger; and D) five-year post-merger pro forma financial statements of AAIA.

AAIA has acquired licensure in each state and for each line of business it has proposed to write.

Under this record, the commission finds that the interests of AADE and AAIA's policyholders are properly protected under the Plan of Merger. The Commission further finds that no reasonable objection for approval of the Plan of Merger exists.

IV. CONCLUSIONS OF LAW

The legislature has vested discretion in the Commission not only to make factual findings, but also to interpret and apply the law. Iowa Code sections 521.3 and 521.8 permit the Commission to approve a Plan of Merger if it determines that the applicant demonstrates the two criteria listed within section 521.8 to the satisfaction of the Commission.

The Commission concludes, upon substantial evidence, that the Plan of Merger between AADE and AAIA meets the two requirements of Iowa Code section 521.8 and should be approved.

ORDER

IT IS THEREFORE ORDERED that:

AHL's application for approval of its Plan of Merger between AADE and AAIA is **APPROVED**.

This Order shall be considered final agency action for the purposes of Iowa Code chapter 17A. Any action challenging this Order or application for rehearing shall comply with the requirements of Iowa Code chapter 17A.

Dated this 20th day of August, 2024.

DOUG OMMEN
Iowa Insurance Commissioner

By: KIM CROSS
Deputy Commissioner - Supervision

BRENNA BIRD
Iowa Attorney General

By: KEVIN PROTZMANN
Assistant Attorney General

Copy to:

Russ Witten
Athene Holding
rwitten@athene.com

Jordan Esbrook
LOCAL

FILED
IOWA
SECRETARY OF STATE
10-11-24
4:12pm
W01398289